Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 8, 2003
                                -----------------


                           Greg Manning Auctions, Inc.

               (Exact name of registrant as specified in charter)


        Delaware                      1-11988                     22-2365834
   ------------------              -----------------            --------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer)
   of incorporation)               Identification No.)


775 Passaic Avenue, West Caldwell, New Jersey      07006
---------------------------------------------     --------
     (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:   (973) 882-0004
                                                      --------------

                                 Not Applicable

          (Former name or former address, if changed since last report)





                               Page 1 of 29 pages.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial statements of business acquired.

      Set forth below on pages 3 through 23 are the financial statements of the business acquired required to be set forth in the registrant's Current Report on Form 8-K dated September 23, 2003, which report is hereby amended. The following are included:

      Report of Independent Public Accountants

      Combined Balance Sheet - June 30, 2003

      Combined Income Statement for the year ended June 30, 2003

      Combined Statement of Cash Flows for the year ended June 30, 2003

      Notes to Combined Financial Statements

      Management Report on the Combination of Financial Statements as of June 30, 2003


(b)   Pro Forma Financial Information

      Set forth on pages 24 through 28 is pro forma financial information required to be set forth in registrant's Current Report on Form 8-K dated September 23, 2003, which report is hereby amended. The following are included:

      Pro Forma Condensed Combined Balance Sheet dated June 30, 2003
          (Unaudited)

      Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 2003 (Unaudited)

(c)   Exhibits

23.1  Consent of Independent Accountants

Protocol number: 1539                                           July 25, 2003




                                 AUDIT REPORT OF

                          COMBINED FINANCIAL STATEMENTS
                                OF THE COMPANIES

      Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner
              Briefmarken-Auktionen GmbH, Corinphila Auktionen AG,
   Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG,
          Heinrich Kohler Verwaltungs GmbH and Auctentia Subastas S.L.

                               As at June 30, 2003

                          INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS OF AUCTENTIA GROUP (COMBINED COMPANIES)


We have audited the accompanying combined balance sheet of Auctentia Group (Combined Companies). Such companies include Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner Briefmarken-Auktionen GmbH, Corinphila Auktionen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH ("Combined Companies") as at June 30, 2003, and the related combined statements of operations and retained earnings, and cash flows for the three and twelve months ended June 30, 2003. Those financial statements are the responsibility of the Combined Companies management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

For comparative purposes, each one of the items from the Balance Sheet, Profit and Loss Account and Cash Flow Statement closed at June 30, 2003 is presented with those corresponding to the previous year. It should be noted that during this financial year, several companies have been incorporated in the combination perimeter, and therefore, the amounts are not strictly comparable. ( See Note 2.d ).

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the financial position of the Combined Companies as of June 30, 2003 and the results of their operations and their cash flows for the three and twelve months ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

Madrid, July 25, 2003

FABREGAS, MERCADE & Co.
Auditores - Consultores



Javier Mercade Campabadal

                    AUCTENTIA GROUP
                   -----------------
                 Combined Balance Sheet
                 ----------------------
                (Amounts stated in Euro)*           June 30, 2003  June 30, 2002

    ASSETS

    Cash and Banks                                      2.577.233    2.716.808
    Short-term Investments                                 15.993      151.332
    Accounts Receivable                                 3.962.889    2.667.064
    Accounts Receivable - Related parties                 297.940      149.700
    Inventory                                             266.065       52.188
    Prepaid expenses                                       61.478       23.023
                                                        ---------    ---------
    TOTAL CURRENT ASSETS                                7.181.598    5.760.115
                                                        =========    =========

    Investments                                               ---       15.888
    Tangibles Fixed Assets                                291.146       42.320
    Intangible Fixed Assets                               524.726      275.423
                                                        ---------    ---------
    TOTAL FIXED ASSETS                                    815.872      333.631
                                                        =========    =========

    TOTAL                                               7.997.470    6.093.746

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Other Non-Trade Creditors                           3.432.923      982.975
    Other Non-Trade Creditors - Related Parties           175.028    1.369.369
    Accounts Payable and Accrued Expenses               2.204.266    2.314.123
    Accounts Payable and Accrued Expenses - Related
    Parties                                                14.039       64.269
    Credit institutions and other debts                     9.048          ---
                                                        ---------    ---------
    TOTAL CURRENT LIABILITIES                           5.835.304    4.730.736
                                                        =========    =========

    Long-term public entities                                 ---          ---
    Due to Related Parties - Long Term                        ---       51.745

    TOTAL LONG TERM DEBTS                                     ---       51.745
                                                        =========    =========

    Common Stock                                        1.381.539      408.312
    Retained Earnings - Opening                         1.188.487      712.500
    Net Income (loss) period                            (407.860)      190.453
                                                        ---------    ---------
    TOTAL                                               2.162.166    1.311.265
                                                        =========    =========

    TOTAL                                               7.997.470    6.093.746

     AUCTENTIA GROUP
     COMBINED INCOME
        STATEMENT
  For the Periods Ended
 (Amounts stated in Euro)*

                                          (Unaudited)   Twelve
                          Three Months   Three Months    Months    Twelve Months
                             Ended         Ended         Ended        Ended
                         June 30, 2003 June 30, 2002 June 30, 2003 June 30, 2002


 Revenues                    1.931.638      813.184     4.280.608     3.631.852
 Revenues Related Parties      610.171      171.770     1.892.354       473.378
                               -------      -------     ----------      -------
                             2.541.809      984.954     6.172.962     4.105.230

 Cost of goods sold           (675.121)     58.811     (1.741.450)     (136.955)
 Cost of goods                  (2.952)    (78.926)       (29.187)     (100.950)
                                -------    --------      --------     ---------
 sold-Related Parties
                              (678.073)    (20.115)    (1.770.637)     (237.905)

 GROSS PROFIT                1.863.736     964.839      4.402.325     3.867.325
                             =========     =======      =========     =========

 Operating Expenses
 General and
 Administrative               (378.272)   (140.217)    (1.773.303)   (1.286.005)
 Depreciation and
 Amortization                  (62.500)    (22.857)      (232.630)      (61.884)
 Wages and Salaries           (483.171)   (271.238)    (1.852.377)   (1.127.700)
 Marketing                    (478.948)   (447.374)      (899.960)   (1.101.756)
Other                              ---      (9.350)         3.956           ---
                             ---------      -------     ---------     ----------
                            (1.402.891)   (891.036)    (4.754.314)   (3.577.345)

 Interest Income                29.032       9.699         70.747        55.023
 Interest Expense               (5.751)     (3.278)       (37.705)      (22.690)

 Extraordinary Income              ---           0            ---           ---
 Extraordinary Expenses            (48)          0            (48)          ---

 (LOSS) PROFIT  BEFORE         484.078      80.224       (318.995)      322.313
 TAXATION

 INCOME TAX                     20.343         318        (88.865)     (131.860)

 NET LOSS                      504.421      80.542       (407.860)      190.453
                               =======      ======       =========      =======

                                 AUCTENTIA GROUP
                        COMBINED STATEMENT OF CASH FLOWS
                          12 months ended June 30, 2003
                            (Amounts stated in Euro)*



                                                  Twelve Months    Twelve Months
                                                      Ended            Ended
                                                  June 30, 2003    June 30, 2002
Cash Flows from operating activities:
     Net Loss                                      (407.860)          190.453

Adjustments to reconcile net
loss to net cash from operating activities:
    Depreciation and amortization                   232.630            61.884
    Provision for bad debts                                            38.908
    (Increase) decrease in assets:
          Accounts receivable                    (1.444.065)          371.659
          Inventory                                (213.877)           52.188
          Prepaid expenses                          (38.455)           13.289
Increase (decrease) in Liabilities:
          Non-trade creditors, accounts
          payable and accrued expenses            2.340.091         1.118.161
          Due to related parties                 (1.296.316)           43.712
                                                 -----------           ------
                                                   (827.852)        1.890.254

Cash flow from investing activities:
          Capital expenditures for purchase
          of fixed assets                          (714.871)         (245.891)
          Decrease in short-term
          investments                               135.339
                                                    -------
                                                   (579.532)

Cash flow from financing activities:
 Net proceeds from credit institution debt            9.048


Cash Flow from equity                             1.258.761

Net change in cash                                 (139.575)        1.644.363

Cash Banks:
   Beginning of period                            2.716.808         1.072.445
                                                  ---------         ---------
   End of period                                  2.577.233         2.716.808
                                                  =========         =========

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                Of the Companies

      Heinrich Kohler Auktionshaus GmbH & Co. KG, Heinrich Kohler Berliner
              Briefmarken-Auktionen GmbH, Corinphila Auktionen AG,
   Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG,
          Heinrich Kohler Verwaltungs GmbH and Auctentia Subastas S.L.

                               As at June 30, 2003

              NOTES FOR THE TWELVE MONTH PERIOD ENDED JUNE 30, 2003
              -----------------------------------------------------

1.  COMPANIES INCLUDED IN THE COMBINATION
    -------------------------------------

    The Companies included in the Combination of the Financial Statements are the following, including social addresses:

    Heinrich Kohler Auktionshaus Gmbh & Co KG was incorporated on December 22, 2000, for an indefinite period of time and was domiciled in Wihelmstrasse 48, 65183 Wiesbaden, Germany. The corporate purpose is the holding of stamp auctions.

    Heinrich Kohler Berliner Briefmarken Auktionen GmbH was incorporated on May 16, 1991 for an indefinite period of time and was domiciled in Charlottenburg local court Department B No.40021 Berlin, Germany. The corporate purpose is trading and commercial auctioning of stamps.

    Corinphila Auktionen AG was incorporated on July 30, 1991 for an indefinite period of time and was domiciled in Zollikerstrasse 226, CH-8008 Zurich. The corporate purpose is purchasing and selling of stamp collections; especially on auctions. It was included in Auctentia Group during July 2002.

    Auctentia Subastas S.L. was incorporated on September 5, 2002 for an indefinite period of time and was addressed in Madrid, at Joaquin Maria Lopez Street, n(0)8 bis. Its corporate purpose is the holding of any type of goods and auction services. It has started its operations during this period taking on the activity of the Auctions Division of Auctentia S.L Holding, which was included in the combination perimeter in the previous periods.

    There are also Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Heinrich Kohler Verwaltungs GmbH which are little significant for the combination.

    We have used the Global Integration Method of Consolidation (adding of financial statements) for the companies, unless we have not made any elimination of equity because none of them has any directly or indirectly participation in the others. This methodology is consistent with Accounting Research Bulletin No. 51 because these entities are under common control.

2.  BASES OF PRESENTATION OF THE COMBINED FINANCIAL STATEMENTS
    ----------------------------------------------------------

    a) Accurate Picture:

       The financial statements have been obtained from the Company's accounts ledgers and include some adjustments and reclassifications necessary for temporal and value equalization with the Leading Company (considered Auctentia S.L., which is a Spanish company).

    b) Transactions included in the Combination Perimeter:

       During this fiscal year there has not been any significant transaction between the companies.

    c) Equalization for the individual accounts of the companies included in the Combination Perimeter:

      - Temporal Equalization- The Companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Auctentia Deutschland GmbH and Heinrich Kohler Verwaltungs GmbH, Corinphila Auktionen AG and Auctentia Subastas SL close their fiscal year on June 30, and they have provided us with Financial Statements at June 30, in order to prepare the Combination Financial Statements, so we have not made any task to equalize this matter.

      - Value Equalization- The Assets, Liabilities, Incomes and Expenses of the companies have been valued according with standard principles or in other case, we have not made any adjustments because it is not significant in the combination. These principles are the ones used by the Leading Company (a Spanish company) to prepare its own Financial Statements.


    d) Comparability of the information:

       During the financial year, several Companies have been incorporated in the combination of the financial statements, so it is necessary to remark that the items are not strictly comparable.

    e) Transactions in Foreign Currency:

       All the amounts are in Euro.

    f) Intangible Fixed Assets:

       The items included in the Intangible Assets are registered at their net price cost, including the depreciating in accordance with their useful life.

       For the companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen GmbH, Corinphila Auktionen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG, Heinrich Kohler Verwaltungs GmbH, the amortization has been calculated according with the lineal manner corresponding with its useful life.

            Computer applications                        3, 5 and 10 years
            Transfer rights                                10 and 20 years
            Industrial property                                    5 years

    g) Tangible Fixed Assets:

       The items included in the Tangible Assets are registered at their acquisition cost. For the Companies Heinrich Kohler Auktionshaus Gmbh & Co KG, Heinrich Kohler Berliner Briefmarken Auktionen Gmbh, Corinphila Auktinen AG, Auctentia Subastas S.L., Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co KG and Heinrich Kohler Verwaltungs GmbH, the amortization has been calculated according with the lineal manner corresponding with its useful life, estimated between 3 and 10 years depending on the characteristics of the good.

    h) Financial Investments:

       The Companies registered its long-term and short-term financial investments at their price cost, which approximates its market value.

       The Companies registered its investments in other companies at acquisition cost or theoretical book value (the minor).

    i) Non commercial Credits:

       They are registered for the amount given.

       The transfer to the profit and loss account provision is made depending on the risk of recovering the credits.

       Credits have been accounted as long-term or short-term depending on if their expiration date is over than twelve months, or less, respectively.

    j) Stocks:

       The stocks appear valued at their cost price that it is not over their market value and such amounts are stated at the lower of cost or market.

       The company has a tax provision that reduces the stocks value, of 29.773 Euro.

    k) Other provisions and Accrued expenses:

       The provisions and accrued expenses were made up in the amount of the probable obligation.

    l) Debts:

       Debts appear in the Balance Sheet for their value of reimbursement. The difference between such value and the amount received appears separately at the balance assets. In case of considering the debts as doubtful debts the appropriate provisions for bad debts have to be done.

       All debts, both short and long-term debts, are registered by the total nominal amount to be refund (reimbursement value). The classification of the debts between short and long-term is done according to whether their maturity is less or greater than one year respectively.

    m) Company Profit Tax:

       The Company Tax for the period is calculated according to the Profit/Loss before taxation for each of the companies individually, increased or decreased in every case, with the permanent or temporally differences to the fiscal profit and loss.

    n) Income and Expenditure:

       The Income and Expenditure are registered according to the goods and services real current represented by them, independently of the moment when the monetary or financial current derived from them is produced.

       However, following the caution principle, the Companies only register the profit taking at the date of closure, while the risks and projected losses are registered as soon as they are known.

    o) Use of Estimates

       The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    p) Concentration of Credit Risk

       The Company frequently extends trade credit in connection with its auction sales, which are held throughout Europe. The Company evaluates each customer's creditworthiness on a case-by-case basis; generally the customers who receive trade credit are professional dealers who have regularly purchased property at the Company's auctions or whose reputation within the industry is known and respected by the Company.

       In situations where trade credit is extended, the purchaser generally takes possession of the property before payment is made by the purchaser to the Company, and the Company is liable to the consignor for the net sales proceeds (auction hammer price less commission to the Company). The Company pays the consignor generally not later than the 45th day after the sale, and when trade credit is extended, the Company assumes all risk of loss associated with the trade credit, and the responsibility of collection of the trade credit amount from the purchaser. Losses to date under these situations have not been material.

    q) Cash Equivalents and Concentration of Cash

       The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times may exceed insured limits. The Company has not experienced any losses in such accounts.

    r) Financial Instruments

       The carrying amounts of financial instruments accounts receivable and accounts payable approximated fair value because of the relative short maturity of these instruments. The carrying value of loans payable approximated fair value at based upon quoted market prices for the same or similar instruments.

    s) Advertising Costs

       Advertising and catalogue costs are included in marketing costs and are expensed as incurred, which occurs in the same quarter that the related auction takes place. Otherwise, if auction occurs in the following quarter, assets of the Company include some advertising costs, so that all auction costs are recorded in the same period than corresponding auction sales.

    t) Segment Information

       The Company operates principally in one segment consisting of auctions of various collectibles. All of the Company's sales and identifiable assets are located in Europe.

    u) Revenue Recognition:

       Revenue is recognized when the collectibles are sold at auction and is represented by an auction commission received from the buyer and seller. Auction commissions represent a percentage of the hammer price at auction sales as paid by the buyer and the seller. Such amounts of revenue are recorded on a net basis as commission revenue.

       The Company also engages in private treaty sales represent sales of consigned property and sales of owned inventory. Private treaty sales of consigned property occur when an owner of property arranges with the Company to sell such consigned property to a third party at a privately negotiated price. In such a transaction, the owner may set selling price parameters for the Company, or the Company may solicit selling prices for the owner, and the owner may reserve the right to reject any selling price. The Company does not guarantee a fixed price to the owner, which would be payable regardless of the actual sales price ultimately received. The Company recognizes as private treaty revenue an amount equal to a percentage of the sales price. Such amounts of revenue are recorded on a net basis as commission revenue and are recognized when sold.

    v) Business Combinations
       Acquisition of Auctions Business

       During July 2002, Auctentia S.L. Holding purchased 65% of the outstanding shares of Corinphila Auktionen AG ("Corinphila") for 1,950,000 Swiss Francs (1.456.087 Euro, including legal advisor expenses). The purchase price was allocated as follows: 629.546 Euro to net tangible assets and
       826.541 Euro to goodwill under US GAAP in Auctentia S.L., a holding company which is not included in the Share Purchase Agreement with GMAI and, therefore, this goodwill does not appear in the combination of Financial Statements of the companies to be transferred to GMAI.

3.  INTANGIBLE FIXED ASSETS
    -----------------------

      3.1. The movement of the account has been the following:
           --------------------------------------------------

      a) Gross Values as at 30 June, 2003
         --------------------------------


                                         Euro

                         H.K.        H.K.      Auctentia    Corinphila    Final
                      Auktionsha    Berliner  Subastas S.L.  Auktionen   Balance
                                    Brief.                     AG
      --------------------------------------------------------------------------
      Industrial           ---       ---           585       258.900    259.485
      Property

      Transfer           4.999      2.812          ---           ---      7.811
      Rights

      Computer           5.255     43.540      344.113           ---    392.908
      Applications
      --------------------------------------------------------------------------
      TOTAL (A)         10.254     46.352      344.698       258.900    660.204
      --------------------------------------------------------------------------


      b) Depreciate funds as at 30 June, 2003 and depreciation charges of the period


                                             Euro

                             H.K.        H.K.     Auctentia  Corinphila  Final
                         Auktionshaus  Berliner   Subastas   Auktionen  Balance
                                        Brief.      S.L.        AG
      --------------------------------------------------------------------------
      Industrial             ---         ---          37      51.910     51.947
      Property

      Transfer Rights      1.419       2.810         ---         ---      4.229

      Computer             3.851      41.333      34.118         ---     79.302
      Applications

      TOTAL (B)            5.270      44.143      34.155      51.910    135.478
      --------------------------------------------------------------------------
      NET VALUE            4.984       2.209     310.543     206.990    524.726
      (A - B)
      --------------------------------------------------------------------------

4.  TANGIBLE FIXED ASSETS
    ---------------------

    4.1. The movement of this account is as follows:
         -------------------------------------------

     a) Gross Values as at 30 June, 2003
        --------------------------------

                                                    Euro

                         H.K.     H.K.    Auctentia Corinphil  Auctentia  Final
                       Auktions. Berliner Subastas  Auktionen Deutschlan Balance
                                 Brief.     S.L.       AG       GmbH
      --------------------------------------------------------------------------
      -Technical
      installations         ---     ---      ---    421.515     ---      421.515
      and Machinery

      -Tools and
       furniture            ---     ---      633    292.825     6.980    300.438

      -Other fixed
       asset            306.093  94.409   17.622    120.421     4.115    542.660
      --------------------------------------------------------------------------
      TOTAL (A)         306.093  94.409   18.255    834.761    11.095  1.264.613
      --------------------------------------------------------------------------


      b) Depreciate funds as at 30 June 2003 and depreciation charges of the period

                                              Euro

                        H.K.      H.K.  Auctentia Corinphila  Auctentia   Final
                      Auktions. Berliner Subastas Auktionen Deutschland Balance
                                  Brief.    S.L.      AG        GmbH
      --------------------------------------------------------------------------
      -Technical
      installations        ---     ---      ---    295.381       ---     295.381
      and Machinery

      -Tools and           ---     ---      ---    218.512     2.050     220.562
      furniture

      -Other fixed     279.256  85.923    1.876     88.279     2.190     457.524
      asset

      --------------------------------------------------------------------------
      TOTAL ( B )      279.256  85.923    1.876    602.172     4.240     973.467
      --------------------------------------------------------------------------

      NET VALUE (A-     26.837   8.486   16.379    232.589     6.855     291.146
      B)
      --------------------------------------------------------------------------

The group fixed assets goods are situated in Spain, Switzerland and Germany.

All tangible fixed assets goods are subject to normal trading activities.

5.  FINANCIAL INVESTMENTS
    ---------------------

    5.1. Long-term Financial Investments as at 30 June, 2003
         ---------------------------------------------------

     At this date, the combined companies do not hold any long-term financial inversion.

    5.2. Short-term Financial Investments as at 30 June, 2003
         ----------------------------------------------------

                                               Euro

                             H.K.     H.K.Berlin  Auctentia  Corinphila
                         Auktionshaus   Brief.   Subastas     Auktionen  Final
                                                    S.L.        AG      Balance
    ---------------------------------------------------------------------------
    Securities portfolio        ---         ---       ---       ---         ---

    Guaranties deposits         ---      15.993       ---       ---      15.993

    ---------------------------------------------------------------------------
    TOTAL                       ---      15.993       ---       ---      15.993
    ---------------------------------------------------------------------------


6.    TRANSACTIONS MADE WITH GROUP COMPANIES AND ASSOCIATE COMPANIES
      --------------------------------------------------------------

      The debts that the Companies maintain with group companies and associate companies for commercial transactions, are detailed as follows:


                                                      Balance at 30/06/03

                                                      Debit        Credit
      -------------------------------------------------------------------------

      GROUP COMPANIES LONG-TERM                          ---           ---
      GROUP COMPANIES SHORT-TERM                     297.940       189.067
      -------------------------------------------------------------------------
                                                     297.940       189.067
      TOTAL GROUP COMPANIES
      -------------------------------------------------------------------------

      The most significant transactions made for the Companies with other group companies and associate companies are detailed as follows, in Euro:


      EXPENSES         AFINSA BT   Mundisinter Doocollect  Philagentur   Domfil
      --------------------------------------------------------------------------
      Supplies           27.837       1.350       ---           ---        ---
      Other expenses     14.534       2.529     3.552        12.352        506

      -------------------------------------------------------------------------
      TOTAL              42.371       3.879     3.552        12.352        506
      -------------------------------------------------------------------------


      INCOMES          AFINSA BT   Mundisinter Doocollect  Philagentur   Domfil
      --------------------------------------------------------------------------

      Sales           1.857.179         ---    15.210           ---        ---
      Other incomes      19.965         ---       ---           ---        ---

      --------------------------------------------------------------------------
      TOTAL           1.877.144         ---    15.210           ---        ---
      --------------------------------------------------------------------------


7.  INVENTORIES
    -----------

    The inventories breakdown as at June 30, 2003 is as follows:

                                       Final Balance
      ---------------------------------------------------

      Commercial Inventories              271.074
      Advance to Suppliers                 24.764
      Provisions                          (29.773)

      ---------------------------------------------------
      TOTAL                               266.065
      ---------------------------------------------------

8.  EQUITY
    ------

    8.1.The equity detail as at June 30, 2003 is detailed as follows in Euro:
    -------------------------------------------------------------------------

                              Auctent      H.K.        H.K.     Corinphila   Auctentia      H.K.          H.K.           Final
                             Subasta     Berliner    Auktion    Auktionen    Deutsch.   Brief-marken.  Verwal-tungs     Balance
                                         Brief.       -haus

      ---------------------------------------------------------------------------------------------------------------------------
      Capital                 455.902    153.388     50.000     647.249      25.000       25.000         25.000         1.381.539

      Results from
      previous periods        (17.961)   113.197    535.482     522.370      32.433       (1.361)         4.327         1.188.487
      Combination
      result                  (37.279)   (68.901)   109.897    (472.829)     12.185       48.293            774          (407.860)
      ---------------------------------------------------------------------------------------------------------------------------
      TOTAL                   400.662    197.684    695.379     696.790      69.618       71.932         30.101         2.162.166
      COMBINED
      EQUITY
      ---------------------------------------------------------------------------------------------------------------------------

      8.2.  Capital:
            -------
            The stock capital of the company Heinrich Kohler Berliner Briefmarken Auktionen GmbH at June 30, 2003 is divided into 4 registered shares, nominative, with a face value of 91.800 Euro, another share with a face value of 10.458 Euro and 2 more with a face value of 25.564 Euro each, fully subscribed and paid in. The stake held corresponds to Auctentia S.L Holding (66,66%), Christian Burmeister (16,67%) and Hans-Joachim Bull (16,67%).

            The stock capital of the company Heinrich Kohler Auktionshaus GmbH & Co KG at June 30, 2003 consists into 1 registered share, nominative, with a face value of 50.000 Euro, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            The stock capital of the company Corinphila Auktionen AG at June 30, 2003 is divided into 10.000 registered shares, nominative, with a face value of 100 CHF each, numbered consecutively from 1 to 10.000, both inclusive, fully subscribed and paid in. The Auctentia S.L. Holding has the 65% of the shares.

            The stock capital of the company Auctentia Subastas S.L. at June 30, 2003 is divided into 455.902 shares of one Euro of nominal value. All the shares have been subscribed and fully disbursed by Auctentia S.L. Holding

            The Stock Capital of the company Auctentia Deutschland GmbH at June 30, 2003 consists into 1 registered share, nominative, with a face value of 25.000 Euro, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            The Stock Capital of the company Heinrich Kohler Briefmarkenhandel GmbH & Co KG at June 30, 2003 is divided into 1 registered share, nominative with a face value of 25.000 Euro, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            The Stock Capital of the company Heinrich Kohler Verwaltungs GmbH at June 30, 2003 is divided into 1 registered share, nominative, with a face value of 25.000 Euro, fully subscribed and paid in. The shareholder is Auctentia S.L. Holding that has got the 100% of the participation.

            None of the Companies have shares stand in a market.


9.    EXTERNAL PARTNERS INTEREST
      --------------------------

      It does not apply, because it is a Combination of Financial Statements without any participation between the companies.

      If we had included Auctentia S.L. Holding in the Combined Financial Statements, the minority interest could be detailed as follows:

                  Auctent.      H.K.      H.K.    Corinphila  Auctentia    H.K.      H.K.     Final
                  Subastas    Berliner  Auktions-  Auktionen  Deutsch.   Briefmar-  Verwal-   Balance
                    S.L.       Brief.     haus        AG       GmbH      kenhandel  tungs
--------------------------------------------------------------------------------------------------------
Equity            400.662    197.684    695.379    696.790    69.618      71.932    30.101   2.162.166
Participation
of Auctentia S.L.  100%       66,66%      100%       65%       100%        100%      100%
Participation
of external
partners           ---        33,34%      ---        35%        ---        ---       ---

MINORITY
INTEREST           ---        65.908      ---      243.877      ---        ---        ---      309.785
--------------------------------------------------------------------------------------------------------

10.   DEBTS
      -----

      10.1  The breakdown of this balance is shown below:
            ---------------------------------------------


                                                          Euro
           DEBTS WITH CREDIT INSTITUTIONS
           AND OTHERS

                                                Short-term    Long-term
           ------------------------------------------------------------

           Loans and other debts                      248          ---
           Debts for interests                      8.800          ---

           ------------------------------------------------------------
           TOTAL                                    9.048          ---
           ------------------------------------------------------------


                                                       Euro
           OTHER DEBTS

                                             Short-term       Long-term
           ------------------------------------------------------------

           Public Entities                        222.194          ---
           Accrued wages and salaries             229.492          ---
           Other debts                          2.866.852          ---
           Other provisions                       114.385          ---
           TOTAL                                3.432.923          ---

           Debts for purchases or
           provision of service                 2.186.948          ---
           Accrued expenses                        17.318          ---
           TOTAL                                2.204.266          ---
           ------------------------------------------------------------
           TOTAL                                5.637.189          ---
           ------------------------------------------------------------


11.   GUARANTEES COMMITTED WITH THIRD PARTIES AND OTHER CONTINGENT LIABILITIES
      ------------------------------------------------------------------------
      Not applicable.

12.   OTHER INFORMATION
      -----------------

      The breakdown of the sales for geographic areas is shown below:

                                                           Euro
                                                       Final balance
                                        ---------------------------------------

                                        Germany                      4.637.317
                                        Spain                          590.415
                                        Switzerland                    945.230
                                        ---------------------------------------
                                        TOTAL                        6.172.962
                                        ---------------------------------------

      Detail of revenues by source is shown below:

                                                           Euro
                                                       Final balance
                                        ---------------------------------------

                                        Auctions                     4.181.986
                                        Sales of inventory           1.990.976
                                        ----------------------------------------
                                        TOTAL                        6.172.962
                                        ---------------------------------------

      Hammer prices negotiated in auctions during the period amount to
      14.480.023 Euro.


13.   EVENTS AFTER THE CLOSURE
      ------------------------

       See explanations in the Management Report.

             MANAGEMENT REPORT OF THE COMBINED FINANCIAL STATEMENTS
                              AS AT JUNE 30TH, 2003

Main companies and businesses on collectibles owned by Auctentia S.L. Holding are expected to be integrated in Greg Manning Auctions Inc. during 2003:

   o Auctentia Subastas S.L. is a society created at December 5, 2002 in order to separate the Auctions Division from Auctentia S.L. Holding, dedicated to philatelic and numismatic auctions.

   o Heinrich Kohler Auktionshaus GmbH & Co.KG (main philatelic auctioneer of Germany, with site in Wiesbaden, wholly owned by Auctentia S.L. Holding).

   o Heinrich Kohler Berliner Briefmarken-Auktionen GmbH (Kohler auctions in Berlin, Germany, 66% owned by Auctentia S.L. Holding).

   o Auctentia Deutschland GmbH, Heinrich Kohler Briefmarkenhandel GmbH & Co. KG and Heinrich Kohler Verwaltungs GmbH .

   o Corinphila Auktionen AG of Zurich, Switzerland (probably the most prestigious philatelic auctioneer of the world, with site in Zurich, Switzerland, 65% acquired by Auctentia S.L. Holding in September 30,
      2002).

GMAI-Auctentia Central de Compras, S.L., created on September 5, 2002, is also expected to be integrated in Greg Manning Auctions Inc., but since it has not started its operations, it is not included in the combination. Its main asset is a wide and valuable stock of stamps, coins and art, and its corporate purpose will be commercialisation, distribution, mediation, promotion, production and direct and indirect sales, of any kind of goods and services, and in particular, those related to the collectionable items.

Excepting Corinphila Auktionen AG, whose fiscal and accounting year was already similar to Greg Manning Auctions Inc., recently all the outstanding companies have adapted their fiscal and accounting year, so that current year begins on January 1st, 2003 and finishes on June 30th, 2003, and from next year onwards will begin on July 1st to June 30th. However, quarterly financial statements as of June 30th, 2003, have been prepared by Management in accordance with accounting principles generally accepted in their respective countries, including the necessary adjustments to accounting principles generally accepted in the United States, and audited by independent public accountants, who have expressed their opinion with respect to the fairness of these statements.


Madrid, 24th July 2003

      SELECTED UNAUDITED PRO FORMA FINANCIAL DATA OF GMAI AND THE AUCTENTIA
                                  SUBSIDIARIES

      The unaudited pro forma condensed combined financial statements assume a business combination between GMAI and the following wholly or majority owned subsidiaries of Auctentia, S.L., a wholly owned subsidiary of Afinsa which were sold to GMAI pursuant to the share purchase agreement: H. Kohler Berliner Briefmarken Auktionen GmbH, Kohler Auktionshaus GmbH, H Kohler Verwaltungs Gmbh,
H. Kohler Briefmarkenhandel GmbH, Corinphila Auktionen AG, Auctentia Subastas S.L. and Auctentia Deutschland GmbH (the "Auctentia subsidiaries"). The transaction was approved by the Company's stockholders on September 8, 2003.

      The unaudited pro forma condensed combined statements of operations combine the historical combined statements of operations of GMAI and the Auctentia subsidiaries, giving effect to the share purchase transaction as if it had occurred on July 1, 2002 and reflects the pro forma adjustments to give effect to the share purchase transaction. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of GMAI and the historical consolidated balance sheet of the Auctentia subsidiaries, giving effect to the share purchase transaction as if it had been consummated on July 1, 2002 and reflects the pro forma adjustments to give effect to the share purchase transaction and the other transactions. You should read this information in conjunction with:

   o the accompanying notes to the unaudited pro forma condensed combined financial statements;

   o the separate historical audited financial statements of GMAI as of and for the year ended June 30, 2003 included in GMAI's Annual Report on Form 10-K for the year ended June 30, 2003, which is incorporated herein by reference in its entirety; and

   o the separate historical audited financial statements of the Auctentia subsidiaries as of and for the year ended June 30, 2003, included in this report.

      We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what GMAI's financial position or results of operations actually would have been had it completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.


                     Unaudited Pro Forma Condensed Combined
                  Statement of Operations (amounts in thousands
                             except per share data)
                        For the year ended June 30, 2003
                                   Historical

                                                   Greg Manning     Auctentia     Pro Forma     Pro Forma
                                                   Auctions, Inc.  Subsidiaries   Adjustments   Combined
                                                   -------------   ------------   -----------   --------

Operating Revenue
  Sales of Merchandise                               $  89,268      $   4,469                   $  93,737
  Revenues-related party                                 7,654          1,976                       9,630
  Commissions earned                                     4,269           ---                        4,269
                                                     ---------      ---------      ---------    ---------

                     Total Revenue                     101,191          6,445           ---       107,636

Cost of merchandise sold                                86,672          1,848                      88,520
Cost of merchandise sold-related parties                  ---            ---                          ---
                                                     ---------      ---------      ---------    ---------

                                                        86,672          1,848           ---        88,520

Gross Profit                                            14,519          4,597           ---        19,116

Operating expense
          General and administrative                     5,175          1,851                       7,026
          Depreciation and amortization                    557            243                         800
          Intangible impairment                           ---            ---                          ---
          Salaries and Wages                             5,457          1,934                       7,391
          Marketing                                      1,561            940                       2,501
          Other expenses                                  ---              (4)                         (4)
                                                     ---------      ---------      ---------    ---------

Total operating expenses                                12,750          4,964           ---        17,714

Operating income (loss)                                 (1,769)           367           ---        (1,402)

Other Income (expense)
          Interest Income                                  172             74                         246
          Interest expense                                (874)           (39)                       (913)
          Loss on marketable securities                    (87)          ---                          (87)
          Gain on sale of investee - related party       2,035           ---                        2,035
                                                     ---------      ---------      ---------    ---------

Income (loss) before income taxes                        3,015           (332)          ---         2,683

Provision for (Benefit from) Income taxes                  192           ---            ---           192
                                                     ---------      ---------      ---------    ---------

Net Income (loss)                                    $   2,823      $    (332)     $    ---     $   2,491
                                                     =========      =========      =========    =========

Basic and Diluted Earnings (loss) per share:
          Weighted average shares outstanding -
            Basic                                       12,739             (6)        10,174       22,913
          Earnings (loss) per share - Basic          $    0.22                                  $    0.11
          Weighted average shares outstanding -
            Diluted                                     12,816             (6)        10,174       22,990
          Earnings (loss) per share - Diluted        $    0.22                                  $    0.11

                See Notes to the Accompanying Unaudited Pro Forma
                    Condensed Combined Financial Statements


                 Unaudited Pro Forma Condensed Combined Balance
               Sheet (amounts in thousands except per share data)
                                  June 30, 2003
                                   Historical

                                                   Greg Manning     Auctentia      Pro Forma     Pro Forma
                                                   Auctions, Inc.  Subsidiaries    Adjustments   Combined
                                                   -------------   ------------    -----------   --------
                   Assets
Current Assets
Cash and Cash Equivalents                            $  2,250       $  2,947                     $  5,197
Accounts Receivable, net
  Auctions and Trade Receivables                        7,948          4,531                       12,479
  Related parties                                       4,588            343                        4,931
  Advances to Consignors                                  781           ---                           781
Inventory                                              15,871            304 (4b)      10,118      26,293
Investments                                              ---              18                           18
Prepaid Expenses                                        1,177             70                        1,247
                                                     --------       --------        ---------    --------

  Total Current Assets                                 32,615          8,213           10,118      50,946

Property and Equipment, Net                               744            933                        1,677
Goodwill and other purchased intangibles, Net           1,516           ---  (4a)       5,387       6,903
Other Purchased Intangibles, net                          943           ---                           943
Marketable Securities                                      49           ---                            49
Investment in Investees                                   500           ---                           500
Other Non-Current Assets
  Loans Receivable - Related Party                        600           ---                           600
  Inventory                                               850           ---                           850
  Other                                                    90           ---                            90
                                                     --------       --------       ----------    --------

                        Total Assets                 $ 37,907       $  9,146       $   15,505    $ 62,558
                                                     ========       ========       ==========    ========

      Liabilities and Stockholders' Equity

Current Liabilities

Demand Notes Payable                                 $  2,500       $   ---        $             $  2,500
Notes Payable and Capital Leases                        4,522             10                        4,532
Payable to Third Party Consignors                       2,468           ---                         2,468
Accounts Payable                                        9,741          2,536                       12,277
Accrued Expenses                                        2,612          4,128                        6,740
Due to related parties                                    827           ---                           827
                                                     --------       --------         --------    --------

  Total Current Liabilities                            22,670          6,674              ---      29,344
Notes Payable - Long Term                                  43           ---                            43
Due to related parties                                   ---            ---                           ---
                                                     --------       --------         --------    --------

  Total Liabilities                                    22,713          6,674              ---      29,387

Stockholders' Equity                                   15,194          2,472 (4c)      (1,717)     15,949
                                                                             (4a)       7,104       7,104
                                                                             (4b)      10,118      10,118

  Total Liabilities and Stockholders' Equity         $ 37,907       $  9,146        $  15,505    $ 62,558
                                                      ========       ========       =========    ========

                See Notes to the Accompanying Unaudited Pro Forma
                    Condensed Combined Financial Statements

       Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Dollar amounts in thousands, except for per share or as noted)

1. Basis of Presentation

      The acquisition will be accounted for as a purchase by GMAI under accounting principles generally accepted in the United States of America. We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with GMAI treated as the acquirer. Accordingly, GMAI's cost to acquire the Auctentia subsidiaries will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The final allocation is dependent upon completion of certain valuations. For purpose of this pro forma analysis the purchase price has been allocated based upon preliminary estimates. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

2. Purchase Price

      The following is a preliminary estimate of the purchase price for the Auctentia subsidiaries:

Number of shares issued in exchange for
equity interest of seven of Auctentia's
operating subsidiaries                          3,729,226

Share price (1)                                $     1.61
                                              -----------


Purchase price                                 $    6,004

Estimated transaction costs                         1,100
                                              -----------


Estimated purchase price                       $    7,104
                                              ===========


Estimated Purchase Price:
Fair value of net assets acquired              $    1,717

Goodwill                                            5,387
                                              -----------


Estimated Purchase Price                      $     7,104
                                              ===========


(1) The price per share of $1.61 is based on the average market price per share from January 21, 2003 through January 27, 2003, two days before and after January 23, 2003, the date the transaction agreements were entered into.

3. Accounting Policies and Financial Statement Classifications

      Upon completion of the acquisition, GMAI and the Auctentia subsidiaries will review their accounting policies and financial statement classifications. As a result of that review, it may become necessary to make certain reclassifications to the combined company's financial statements to conform to those accounting policies and classifications that are determined to be more appropriate.

     Notes to Unaudited Pro Forma Condensed Combined Financial Statements -
                                   (continued)
         (Dollar amounts in thousands, except for per share or as noted)

4. Pro Forma Adjustments

      Adjustments included in the column under the heading "Pro Forma Adjustments" primarily relate to the following:

      (a) Record excess purchase price paid over the fair market value of the assets acquired (see Note 2 for calculation of goodwill).

      (b) Concurrent with the share purchase agreement the Company entered into an inventory purchase agreement in which the Company agreed to purchase inventory valued, by appraisals, at $11,400 through the acquisition of the outstanding interests of GMAI Auctentia Central de Compras, S.L. ("CdC"). During December 2002, CdC was formed for the sole purpose of being a holding company, which was used to facilitate this transaction. CdC's sole asset is inventory. The operations of CdC will commence upon the closing of this transaction following approval of this transaction by the shareholders. There are no historical business operations of CdC. The fair value of the philatelic inventory was based upon a third party appraisal and the fair value of the art inventory was based on management's appraisal. On the date the transaction agreements were entered into, the closing trading price of the company's common stock on the NASDAQ National Market was $1.57; as such, the inventory, for pro forma purposes, is $10,118 (based upon 6,444,318 shares at $1.57 per share).

      (c) To eliminate the historical equity values of Auctentia subsidiaries as of September 8, 2003 (the effective date of the acquisition) upon consolidation.

5. Subscription Agreement

      The Company also entered into a subscription agreement for the sale of 2,826,456 shares of stock for $5,000 concurrently with the share purchase agreement and inventory purchase agreement. This agreement is not reflected in the pro forma financial statements.

6. Basic and Diluted Earnings (Loss) per share

      The pro forma combined basic and diluted earnings (loss) per share assumes the issuance of 10,174,000 shares related to the share purchase agreement and the inventory purchase agreement as if the transactions had occurred on July 1, 2002.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2003


                                    GREG MANNING AUCTIONS, INC.



                                    By: /s/ Larry Crawford
                                       -----------------------
                                       Larry Crawford
                                       Chief Financial Officer